EXHIBIT 10.B

FIRST AMENDMENT, CONSENT AND WAIVER AGREEMENT

THIS FIRST AMENDMENT, CONSENT AND WAIVER AGREEMENT (herein called this “Amendment”) made as of the 20th day of December, 2005 by and among EL PASO CORPORATION (“EPC”), a Delaware corporation, EL PASO PRODUCTION OIL & GAS USA, L.P. (“EPPG”), a Delaware limited partnership (individually, a “Borrower” and collectively, the “Borrowers”), FORTIS CAPITAL CORP. (“Fortis”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and the several banks, financial institutions and other entities from time to time parties to this Agreement (collectively, the “Lenders”).

W I T N E S S E T H :

WHEREAS, Borrowers and the Administrative Agent have entered into that certain Credit Agreement dated as of November 3, 2005, (as amended, supplemented, or restated to the date hereof, the “Credit Agreement”), for the purposes and consideration therein expressed, pursuant to which the Lenders became obligated to make loans to Borrowers and letters of credit as therein provided;

WHEREAS, EPC has advised the Lenders that it has adopted a plan to restructure its production and pipeline operations (the “Restructuring Plan”), which includes the steps affecting EPPG set forth in Annex A to this Amendment (the “Steps”);

WHEREAS, pursuant to the Restructuring Plan:

(a) Several Subsidiaries of EPC engaged in the production of oil and gas will merge into EPPG with EPPG as the surviving entity;

(b) EPPG will change its name to “El Paso E&P Company, L.P.” (“EPEP”);

(c)  EPEP will assume the indebtedness of certain of the merged entities and become a Borrower under the Amended and Restated Credit Agreement dated as of October 19, 2005 (the “EPPHC Credit Agreement”) among El Paso Production Holding Company, El Paso Production Company, El Paso Energy Raton Corporation, and El Paso Production GOM Inc. as Borrowers, Fortis Capital Corp. as Administrative Agent, and the Lenders party to the EPPHC Credit Agreement; and

(d)  EPEP will guaranty the obligations of El Paso Production Holding Company with respect to the 7¾% Senior Notes due 2013 (the “Senior Notes”) issued and outstanding pursuant to the Indenture dated as of May 23, 2003;

WHEREAS, in order to implement the Restructuring Plan the Borrowers have requested that the Lenders consent to the Steps and amend certain provisions of the Credit Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Credit Agreement, in consideration of the loans which may hereafter be made by the Lenders to the Borrowers, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I
Definitions and References

1.1.  Terms Defined in the Credit Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Credit Agreement shall have the same meanings whenever used in this Amendment.

ARTICLE II
Amendments

2.1.  Definitions. The following definitions are hereby added to Section 1.1 of the Credit Agreement in appropriate alphabetical order:

“EPPHC” means El Paso Production Holding Company”.

“EPPHC Credit Agreement” means the Amended and Restated Credit Agreement dated as of October 19, 2005, among El Paso Production Holding Company, El Paso Production Company, El Paso Energy Raton Corporation and El Paso Production GOM, Inc., as borrowers, the lenders party thereto, and Fortis Capital Corp., as administrative agent for such lenders.

“EPPHC Indenture” means the Indenture dated as of May 23, 2003, between El Paso Production Holding Company and Wilmington Trust Company, as amended, relating to the issuance by El Paso Production Holding Company of its 7¾% Senior Notes due 2013.

“ISDA Agreement” means the ISDA Master Agreement dated January 1, 2001 between El Paso Merchant Energy, L.P. and El Paso Production Company.

2.2.  Section 7.1. Section 7.1(b) of the Credit is hereby amended to read as follows:

“(b) For so long as EPPHC is required to file periodic reports with the SEC, furnish to the Administrative Agent and to each of the Lenders:

(i) as soon as available, but in any event within one hundred twenty (120) days after the end of each fiscal year of EPPHC, a copy of EPPHC’s Form 10-K, as filed; and

(ii) as soon as available, but in any event not later than sixty (60) days after the end of each of the first three quarterly fiscal periods of each fiscal year of EPPHC, a copy of EPPHC’s Form 10-Q, as filed.”

2.3.  Section 8.2. Section 8.2 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of paragraph (g) thereof, (ii) deleting the period at the end of paragraph (h) thereof and replacing it with “; and”, and (iii) adding at the end thereof the following new paragraph:

“(i) Debt arising under the EPPHC Credit Agreement and Debt arising under the ISDA Agreement.”

2.4.  Section 8.3. Section 8.3 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of paragraph (o) thereof, (ii) deleting the period at the end of paragraph (p) thereof and replacing it with “; and” and (ii) adding at the end thereof the following new paragraph:

“(q) Liens securing the obligations arising under the EPPHC Credit Agreement.”

2.5.  Section 8.4. Section 8.4 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (d) thereof, (ii) deleting the period at the end of such section and replacing it with the word “and” and (iii) adding the following new clause (f):

“(f) Guarantee Obligations issued by EPPG with respect to obligations under the EPPHC Indenture and the EPPHC Credit Agreement.”

2.6.  Section 8.8. Section 8.8 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (g) thereof, (ii) deleting the period at the end of clause (h) thereof and replacing it with “; and” and (iii) adding the following new clause (i):

“(i) Guarantee Obligations issued by EPPG with respect to obligations under the EPPHC Indenture and the EPPHC Credit Agreement.”

2.7.  Section 8.12. Section 8.12 is hereby amended by inserting after the phrase “other than this Agreement” the phrase “and the EPPHC Credit Agreement”.

ARTICLE III.
Consent and Waiver

3.1.  Consent and Waiver. The Administrative Agent and the Lenders hereby consent to the Steps and each of the transactions contemplated by such Steps and hereby waive any and all Defaults and Events of Default that might arise on account of the implementation of such Restructuring Plan, including, but not limited to, possible violations of the following Sections of the Credit Agreement:

(a)  Section 8.2, to permit EPPG to incur and assume Debt under the EPPHC Credit Agreement;

(b)  Section 8.3, to permit EPPG to create and assume Liens on its properties in order to secure Debt under the EPPHC Credit Agreement, provided that no such Lien encumbers Borrowing Base Properties;

(c)  Sections 8.4 and 8.8, to permit EPPG to guaranty the obligations of El Paso Production Holding Company under the Senior Notes;

(d)  Section 8.10, to permit the transfer of property to EPPG pursuant to the mergers referred to in the third Whereas clause hereof; and

(e)  Section 8.12, to permit EPPG to enter into negative pledge clauses under the EPPHC Credit Agreement.

3.2.  Additional Consents. The Administrative Agent and the Lenders further consent to the following:

(a)  The change of EPPG’s name to “El Paso E&P Company, L.P.;”

(b)  The substitution of “El Paso E&P Company, L.P.” for “El Paso Production Oil & Gas USA, L.P.,” and the substitution of “EPEP” for “EPPG” in each instance where the latter names appear in the Credit Agreement; and

(c)  The deletion of all references to “CGP” or “El Paso CGP Company” in the Credit Agreement.

ARTICLE IV
Conditions of Effectiveness

4.1.  Effective Date. This Amendment shall become effective (the “Effective Date”) when Lenders shall have received, at Agent’s office:

(a)  A counterpart of this Amendment executed and delivered by Borrowers; and

(b)  A confirmation of guaranty from MBOW Four Star Corporation;

(c)  Pro forma financial statements showing EPPG’s financial results for the 12-month period ended September 30, 2005, assuming that the Steps had been implemented on October 1, 2004;

(d)  A certificate of a duly authorized officer of each Borrower to the effect that all of the representations and warranties set forth in Article VI hereof are true and correct at and as of the time of such effectiveness and that there exists no Default or Event of Default under the Credit Agreement;

(e)  Payment of all fees and expenses due and owing on the Effective Date; and

(f)  Consummation of item 2 of the Steps.

ARTICLE V
Covenants

5.1.  Covenants. EPC shall furnish to the Administrative Agent:

(a)  Promptly after the implementation of each Step, evidence of the implementation of such Step in a manner consistent with Annex A hereto;

(b)  Promptly after each merger pursuant to the Steps of any Borrower or Guarantor under the EPPHC Credit Agreement, a certificate of merger in recordable form for each such Borrower or Guarantor. The Administrative Agent is hereby authorized to record such certificates of merger, as appropriate, in each jurisdiction in which a Mortgage has been recorded; and

(c)  Promptly after the change of name of EPPG pursuant to the Restructuring Plan, a promissory note issued by EPEP payable to the order of the Administrative Agent and each Lender.

ARTICLE VI
Representations and Warranties

6.1.  Representations and Warranties of Borrowers. In order to induce the Lenders to enter into this Amendment, each of the Borrowers represents and warrants to Lenders that:

(a)  The representations and warranties contained in Section 5 of the Credit Agreement are true and correct at and as of the time of the effectiveness hereof, except for the noncompliance with the terms of the Credit Agreement as described above.

(b)  Borrower is authorized to execute and deliver this Amendment and Borrower is and will continue to be duly authorized to borrow and to perform its obligations under the Credit Agreement. Borrower has duly taken all action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of the obligations of Borrower hereunder.

(c)  The execution and delivery by Borrower of this Amendment, the performance by Borrower of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any provisions of law, statute, rule or regulation or of the certificate of incorporation and bylaws or certificate of limited partnership and agreement of limited partnership, as applicable, of Borrower, or of any material agreement, judgment, license, order or permit applicable to or binding upon Borrower, or result in the creation of any lien, charge or encumbrance upon any assets or properties of Borrower. Except for those which have been duly obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by Borrower of this Amendment or to consummate the transactions contemplated hereby.

(d)  When duly executed and delivered, each of this Amendment and the Credit Agreement will be a legal and binding instrument and agreement of Borrower, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency and similar laws applying to creditors’ rights generally and by principles of equity applying to creditors’ rights generally.

ARTICLE VII
Miscellaneous

7.1.  Ratification of Agreements. The Credit Agreement is hereby ratified and confirmed in all respects. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.

7.2.  Survival of Agreements. All representations, warranties, covenants and agreements of Borrower herein shall survive the execution and delivery of this Amendment and the performance hereof, and shall further survive until all of the Obligations are paid in full. All representations, warranties, acknowledgements and agreements contained in Section 5 of the Credit Agreement are hereby reconfirmed on and as of the date hereof. All statements and agreements contained in any certificate or instrument delivered by Borrower hereunder or under the Credit Agreement to Lenders shall be deemed to constitute representations and warranties by, or agreements and covenants of, Borrower under this Amendment and under the Credit Agreement.

7.3.  Loan Documents. This Amendment is a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto.

7.4.  Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York and any applicable laws of the United States of America in all respects, including construction, validity and performance.

7.5.  Counterparts. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment.

THIS AMENDMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES.

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Consent & Waiver Agreement-EPC

IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

EL PASO CORPORATION

By:        /s/ John J. Hopper
Name:  John J. Hopper
Title:     Vice President and Treasurer

EL PASO PRODUCTION OIL & GAS USA, L.P.

By:	El Paso Production Oil & Gas Company,
Its:	General Partner

By:       /s/ Gene T. Waguespack
Name: Gene T. Waguespack
Title:    Senior Vice President, Chief Financial Officer, Treasurer and Controller

FORTIS CAPITAL CORP.,
as Administrative Agent, Arranger, Bookrunner, Issuing Lender and as a Lender

By:    /s/ Deirdre Sanborn
Name:     Deirdre Sanborn
Title:        Senior Vice President

By:          /s/ Darrell Holly
Name:     Darrell Holley
Title:        Managing Director